SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 21, 1997

                            RALSTON PURINA COMPANY
             ----------------------------------------------------
            (Exact name of Registrant as specified in its charter)

                                                           MISSOURI
1-4582        No.  43-0470580
  ---------------------------------------------------------------------------
                                           (State  or  Other       (Commission
(IRS  Employer
                                             Jurisdiction  of             File
Numbe)                                  Identification
                                              Incorporation)
Number)

                   CHECKERBOARD  SQUARE,  ST. LOUIS, MISSOURI            63164
               ------------------------------------------------------
                              ------------------
                                         (Address  of  Principal  Executive
Offices                      (Zip  Code)

                                (314) 982-1000
                              -------------------
             (Registrant's telephone number, including area code)

Item  5.  Other  Events


     On July 21, 1997, the Company released the following statement to the public:

              RALSTON THIRD QUARTER EARNINGS INCREASE 13 PERCENT

St. Louis, Missouri, July 21, 1997Ralston Purina Company today announced third quarter sales and earnings before unusual items of $1,531,800,000 and $95,100,000, respectively, compared to sales and earnings before an extraordinary item of $1,478,600,000 and $84,300,000 in the prior year third quarter, an earnings increase of 13 percent. Earnings per share before these items were $.90 and $.86 on a primary and fully diluted basis, respectively, compared to $.79 and $.75 a year ago. Earnings increased primarily on higher equity earnings from Ralston's investment in Interstate Bakeries Corporation
(IBC). Operating profit in the quarter was flat, as improvements in Pet Products and Agricultural Products were offset by declines in Battery Products and Soy Protein Products.

Net earnings for the third quarter of $100,700,000 or $.96 and $.91 per share on a primary and fully diluted basis, respectively, included two unusual items which increased net earnings in the quarter by $5.6 million or $.06 and $.05 per primary and fully diluted share, respectively. The first unusual item was an after-tax restructuring charge of $29.1 million, net of income tax benefits of $74.2 million, primarily related to continued rationalization of Energizer's worldwide battery production capacity. The income tax benefits of $74.2 million associated with current and past restructuring actions included current tax benefits of $12.5 million and the recognition of capital loss tax benefits of $61.7 million. These benefits will be used to partially offset taxes due upon the future disposition of IBC shares. The second unusual item is a tax benefit of $34.7 million related to tax refund claims for 1993 through 1996 as a result of a change in the Company's method of computing foreign tax credits. The fiscal 1996 third quarter net earnings of $82,200,000 or $.77 and $.73 per share on a primary and fully diluted basis, respectively, included an extraordinary charge related to debt retirement of $2,100,000 or $.02 per share.

For the current nine months, sales and earnings before the third quarter unusual items previously mentioned were $4,811,600,000 and $309,200,000, respectively, compared to sales and earnings of $4,550,000,000 and $271,900,000 in the prior year. Earnings per share on this basis were $2.93 and $2.78 per primary and fully diluted share, respectively, compared to $2.57 and $2.43 a year ago. Earnings increased on higher equity earnings, lower interest expense and a lower tax rate. Net earnings for the nine months were $314,800,000 or $2.99 and $2.83 per share on a primary and fully-diluted basis, respectively, compared to 1996 net earnings of $269,800,000 or $2.55 and $2.41 per share on a primary and fully-diluted basis, respectively.

Pet Products' operating profit increased in the quarter, as higher pet food volumes were partially offset by increased promotion spending. For the nine months, operating profit was flat, as increased pet food volume and pricing were offset by higher ingredient costs and promotion support.

Battery Products' operating profit decreased in the quarter and improved slightly in the nine months. Positive factors included in the periods were increased worldwide alkaline volume and improved results in the Asia Pacific region. Negative factors in both periods included decreased volumes and earnings in Europe, start-up costs associated with the lithium ion rechargeable battery and decreased Original Equipment Manufacturer (OEM) rechargeable sales in the Asia Pacific region due to competitive pricing pressures.

Operating profit of Soy Protein Products decreased in the quarter and nine months, as higher volumes and selling prices were more than offset by higher raw material and business development and management costs and unfavorable foreign exchange. Agricultural Products' operating profit increased in the quarter and nine months on favorable margins and increased volume in the Asia Pacific region, partially offset by decreased volume and lower margins in South and Central America.
                                     # # #

(See attached schedule for additional information for the quarters and nine months ended June 30, 1997 and 1996.)


                               RALSTON PURINA COMPANY AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF EARNINGS
                             (Dollars in millions except per share data)


                      Quarter ended June 30,                                        Nine Months ended
                      ----------------------                                        -----------------
                                               June 30,
                                                -------


                                                               1997       1996       1997       1996
                                                           ---------  ---------  ---------  ---------

Net Sales                                                  $1,531.8   $1,478.6   $4,811.6   $4,550.0
                                                           ---------  ---------  ---------  ---------

Costs and Expenses
  Cost of products sold                                       917.8      906.3    2,874.5    2,718.4
  Selling, general and administrative                         282.6      258.8      854.4      788.2
  Advertising and promotion                                   161.0      141.6      509.5      460.6
  Interest expense                                             42.0       46.2      129.0      145.4
  Provision for restructuring                                 103.3          -      103.3          -
  Other (income)/expense, net                                  (4.0)      (1.4)      (4.9)      13.0
                                                            1,502.7    1,351.5    4,465.8    4,125.6
                                                           ---------  ---------  ---------  ---------

Earnings before Income Taxes, Equity Earnings
  and Extraordinary Item                                       29.1      127.1      345.8      424.4

Income Tax (Provision)/Benefit                                 62.8      (45.5)     (54.4)    (158.5)
                                                           ---------  ---------  ---------  ---------

Earnings before Equity Earnings
  and Extraordinary Item                                       91.9       81.6      291.4      265.9

Equity Earnings, Net of Taxes                                   8.8        2.7       23.4        6.0
                                                           ---------  ---------  ---------  ---------

Earnings before Extraordinary Item                            100.7       84.3      314.8      271.9

Extraordinary Item - Loss on Early
  Retirement of Debt                                              -       (2.1)         -       (2.1)
                                                           ---------  ---------  ---------  ---------

Net Earnings                                                  100.7       82.2      314.8      269.8

Preferred Stock Dividend, Net of Taxes                         (3.2)      (3.5)      (9.9)     (10.7)
                                                           ---------  ---------  ---------  ---------

Earnings Available to Common Shareholders                  $   97.5   $   78.7   $  304.9   $  259.1
                                                           =========  =========  =========  =========

Earnings Per Share
    Primary
      Earnings before extraordinary item                   $   0.96   $   0.79   $   2.99   $   2.57
       Extraordinary item                                         -      (0.02)         -      (0.02)
                                                           ---------  ---------  ---------  ---------
      Net Earnings                                         $   0.96   $   0.77   $   2.99   $   2.55
                                                           =========  =========  =========  =========

    Fully Diluted
      Earnings before extraordinary item                   $   0.91   $   0.75   $   2.83   $   2.43
       Extraordinary item                                         -      (0.02)         -      (0.02)
                                                           ---------  ---------  ---------  ---------
      Net Earnings                                         $   0.91   $   0.73   $   2.83   $   2.41
                                                           =========  =========  =========  =========


Average Shares Outstanding Used for
  Earnings per Share Computations
    Primary                                                   102.1      101.8      102.0      101.8
    Fully Diluted                                             109.6      110.5      110.6      110.5


See Accompanying Notes to Condensed Financial Statements.


                        RALSTON PURINA COMPANY AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEET
                                      (Condensed)
                                 (Dollars in millions)



                                                           June 30,    September 30,
                                                           ----------  ---------------

                                                                1997             1996
                                                           ----------  ---------------
Assets

Current Assets
  Cash and cash equivalents                                $    91.4   $         62.3
  Receivables, net                                             806.2            845.6
  Inventories                                                  833.4            816.2
  Other current assets                                         179.0            149.3
                                                           ----------  ---------------
    Total Current Assets                                     1,910.0          1,873.4

Investments and Other Assets                                 1,516.2          1,455.8

Property at Cost                                             2,932.7          2,797.3
  Accumulated depreciation                                   1,406.3          1,341.4
                                                           ----------  ---------------
                                                             1,526.4          1,455.9

      Total                                                $ 4,952.6   $      4,785.1
                                                           ==========  ===============


Liabilities and Shareholders Equity

Current Liabilities
  Current maturities of long-term debt                     $    91.5   $         98.0
  Notes payable                                                908.9            881.9
  Accounts payable                                             360.3            407.9
  Other current liabilities                                    568.9            507.7
                                                           ----------  ---------------
    Total Current Liabilities                                1,929.6          1,895.5

Long-Term Debt                                               1,412.5          1,437.0

Deferred Income Taxes                                          (14.0)            50.0

Other Liabilities                                              531.4            500.7

Redeemable Preferred Stock                                     307.8            323.5

Unearned ESOP Compensation                                     (76.0)          (110.6)

Shareholders Equity
  Preferred stock
  Common stock                                                  11.5             11.5
  Capital in excess of par value                               289.4            217.3
  Retained earnings                                          1,495.4          1,302.9
  Cumulative translation adjustment                           (105.2)           (66.6)
  Common stock in treasury, at cost                           (473.2)          (482.3)
  Unearned portion of restricted stock                          (4.0)            (4.2)
  Value of common stock held in Grantor Trust                 (352.6)          (289.6)
                                                           ----------  ---------------
    Total Shareholders Equity                                  861.3            689.0

      Total                                                $ 4,952.6   $      4,785.1
                                                           ==========  ===============

See Accompanying Notes to Condensed Financial Statements.

                    RALSTON PURINA COMPANY AND SUBSIDIARIES
Notes:
1. The following tables reconcile earnings before unusual items to net earnings, and earnings before unusual items per share to net earnings per share. Reconciling items are discussed in the notes which follow.


                                                   (in millions)

                                                Quarter Ended        Nine Months Ended

                                                June 30,             June 30,
Earnings                                                      1997                 1996     1997     1996
----------------------------------------------  -------------------  -------------------  -------  -------
Earnings before restructuring charges, foreign
  tax credit refunds and extraordinary item     $             95.1   $             84.3   $309.2   $271.9

  Restructuring provisions                                   (29.1)                   -    (29.1)       -
  Foreign tax credit refunds                                  34.7                    -     34.7        -
                                                -------------------  -------------------  -------  -------
    Total unusual items                                        5.6                    -      5.6        -

Earnings before extraordinary item                           100.7                 84.3    314.8    271.9
Extraordinary Item                                               -                 (2.1)       -     (2.1)
                                                -------------------  -------------------  -------  -------
Net Earnings                                                 100.7                 82.2    314.8    269.8
                                                ===================  ===================  =======  =======

            Quarter Ended                       Nine Months Ended
            June 30,                            June 30,
Primary Earnings Per Share                                    1997                 1996     1997     1996
----------------------------------------------  -------------------  -------------------  -------  -------
Earnings before restructuring charges, foreign
  tax credit refunds and extraordinary item     $             0.90   $             0.79   $ 2.93   $ 2.57

  Restructuring provisions                                   (0.28)                   -    (0.28)       -
  Foreign tax credit refunds                                  0.34                    -     0.34        -
                                                -------------------  -------------------  -------  -------
    Total unusual items                                       0.06                    -     0.06        -

Earnings before extraordinary item                            0.96                 0.79     2.99     2.57
Extraordinary Item                                               -                (0.02)       -    (0.02)
                                                -------------------  -------------------  -------  -------
Net Earnings                                    $             0.96   $             0.77   $ 2.99   $ 2.55
                                                ===================  ===================  =======  =======

            Quarter Ended                       Nine Months Ended
            June 30,                            June 30,
Fully Diluted Earnings Per Share                              1997                 1996     1997     1996
----------------------------------------------  -------------------  -------------------  -------  -------
Earnings before restructuring charges, foreign
  tax credit refunds and extraordinary item     $             0.86   $             0.75   $ 2.78   $ 2.43

  Restructuring provisions                                   (0.27)                   -    (0.26)       -
  Foreign tax credit refunds                                  0.32                    -     0.31        -
                                                -------------------  -------------------  -------  -------
    Total unusual items                                       0.05                    -     0.05        -

Earnings before extraordinary item                            0.91                 0.75     2.83     2.43
Extraordinary Item                                               -                (0.02)       -    (0.02)
                                                -------------------  -------------------  -------  -------
Net Earnings                                    $             0.91   $             0.73   $ 2.83   $ 2.41
                                                ===================  ===================  =======  =======




2. The current quarter results include restructuring charges of $29.1 million, after taxes, primarily related to continuation of the rationalization of Energizer's worldwide battery production capacity. On a pre-tax basis, charges for restructuring were $103.3 million and consisted of termination benefits of $44.4 million, other cash exit costs of $9.5 million and non-cash charges of $49.4 million, primarily related to anticipated losses on disposal of land, buildings and machinery and equipment. The restructuring actions are expected to generate pretax cost savings of $15 million in fiscal 1998 and ultimate annual savings of $35 million in fiscal 2000.
The income tax benefits of $74.2 million recorded in the quarter associated with current and past restructuring actions include current tax benefits of $12.5 million and the recognition of capital loss benefits of $61.7 million.

3. The current quarter results include tax benefits of $34.7 million related to tax refund claims for 1993 through 1996 related to a change in the Company's method of computing foreign tax credits.

4. Net earnings for the quarter and nine months ended June 30, 1996 include an extraordinary loss related to the retirement of $40.5 million of 9.5% debentures.

5. Operating results for any quarter are not necessarily indicative of the results for any other quarter of the full year.

SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     RALSTON  PURINA  COMPANY



     By:  /s/JAMES  R.  ELSESSER
   ------------------------------------------
    James  R.  Elsesser
    Vice  President  and
    Chief  Financial  Officer

Dated:  July  21,  1997



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